UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2007

HOKU SCIENTIFIC, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51458	99-0351487
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

1075 Opakapaka Street Kapolei, Hawaii		96707
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (808) 682-7800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Payments under the Fiscal Year 2007 Executive Incentive Compensation Plan

On July 17, 2006, the independent members of Hoku Scientific, Inc.'s Board of Directors, or the Independent Committee, approved our Fiscal Year 2007 Executive Incentive Compensation Plan, or the 2007 Plan. Our fiscal year ends on March 31. We designate our fiscal year by the year in which that fiscal year ends; e.g., fiscal 2007 refers to our fiscal year ended March 31, 2007. The 2007 Plan is filed as Exhibit 10.33 to our Current Report on Form 8-K filed with the Securities and Exchange Commission on July 20, 2006. Each incentive payment under the 2007 Plan may consist of either a cash payment, a stock award pursuant to our 2005 Equity Incentive Plan or both, at the sole discretion of the Independent Committee. On February 7, 2007, the Independent Committee determined that 100% of the incentive payments under the 2007 Plan were to be allocated to a fully-vested stock award, or a Stock Bonus, to be issued at a later date, as reported in our Current Report on Form 8-K filed with the Securities and Exchange Commission on February 13, 2007. On April 3, 2007, the Independent Committee determined that 50% of the incentive payment under the 2007 Plan was instead to be allocated to cash and 50% was to be allocated to a Stock Bonus, as reflected in the table below:

Name	Title	Cash Payment	Cash Value of Stock Bonus ($) (1)
Dustin M. Shindo	Chairman of the Board of Directors, President and Chief Executive Officer	$240,000	$240,000
Karl M. Taft III	Chief Technology Officer	$67,500	$67,500
Darryl S. Nakamoto	Chief Financial Officer, Treasurer and Secretary	$45,000	$45,000
Scott B. Paul	Vice President, Business Development and General Counsel	$67,500	$67,500

____________

(1) The number of shares of common stock subject to each Stock Bonus will be determined by dividing the cash value of the Stock Bonus reflected in the table above by the closing price of our common stock as reported on the NASDAQ Global Market on the date of grant of such Stock Bonus, which shall be the third business day following the announcement of our results for the fiscal year ended March 31, 2007.

The cash payment under the 2007 Plan will be made on April 11, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: April 9, 2007

Hoku Scientific, Inc.
By:	/s/ Dustin Shindo
Dustin Shindo
Chairman of the Board of Directors, President and Chief Executive Officer